SPIEGEL ACCOUNTANCY CORP

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby provide our consent, dated April 27, 2018, to the incorporation by reference in this Report on the Form 1-A registration of Oi2Go Media Technologies, Inc. for the initial period December 31, 2017 of our report dated April 12, 2018 included in its Registration Statement on Form 1-A relating to the balance sheet for the initial period December 31, 2017, listed in the accompanying index.

Spiegel Accountancy Corp

Spiegel Accountancy Corp
Pleasant Hill, California

April 27, 2018